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                                                                    EXHIBIT 10.8



                 PROPRIETARY INFORMATION AND NONCOMPETITION AGREEMENT

IN CONSIDERATION OF MY EMPLOYMENT BY APEX PC SOLUTIONS, INC. (the "Company"), my compensation during the term of my employment, the disclosure to me of Company confidential, proprietary, customer or trade secret information, and the use and enjoyment of Company materials, equipment, facilities, and overall business endeavors,

I HEREBY AGREE as follows:

1. I will give to the Company the benefit of my best skill and effort. I shall not, during the term of my employment with the Company, and for a period of one year thereafter, directly or indirectly engage in, or have any interests in, any business or activity which is in competition with any business endeavor of the Company.

    I understand that this Agreement does not constitute an agreement for employment for any particular period of time and does not entitle me to any specific employment. I recognize that my continued employment with the Company shall be "at will" and is subject to termination at any time with or without cause.

2. Except as required by my employment with the Company, and solely for the benefit of the Company, I will not, at any time during the term of my employment by the Company, or at any time thereafter, directly, indirectly or otherwise use, communicate, disclose or disseminate any confidential, proprietary or trade secret information (collectively, "confidential information") without the prior written consent of the Company. Confidential information includes, without limitation, matters not generally known outside the Company, such as developments relating to existing and future products and services marketed or used by the Company and also data relating to the general business operations of the Company (e.g., concerning sales, costs, profits, organizations, customer lists, pricing methods, etc.).

3.  a.   I will disclose promptly to the Company in writing all ideas, processes, improvements, inventions, discoveries or other intellectual properties conceived or developed in whole or in part during the term of my employment with the Company related to any of the Company's business (collectively, "developments"), whether or not conceived or developed during working hours or on the property of the Company. Such developments shall be the property of the Company, and it shall have the right to any patents which may be issued with respect to the same. It shall be presumed that any development produced by me during the twelve (12) months after termination of my employment were conceived in part during my term of employment and are covered by this provision. I understand that I will have to refute this presumption in the event of a dispute. I will also, and hereby do, assign to the Company and/or its nominees all my right, title and interest in such developments and all right, title and interest in any patent applications or patents that may be issued based thereon. I will also, and hereby do, assign to the Company any and all copyrights and reproduction rights to any material prepared by me in connection with my employment. I agree to sign applications for patents, assignments, and other papers, and do such things as the Company may require for establishing and protecting its ownership and to effectuate the foregoing, either during my employment or thereafter.

    b. There shall be excluded from the operation of this Agreement my developments (1) which were made prior to this employment by the Company and which are listed and described below; or (2) which do not relate to the actual or anticipated business or research and development of the Company (including subsidiaries and affiliates) provided that such developments are made or conceived by me entirely during other than Company working hours and not on the Company's premises and not with the use of Company equipment, supplies, facilities, tools, devices or trade secret information. There shall be no other exclusions unless agreed to in writing by the Company.

4. All documents, records, notebooks, notes, memoranda, drawings or other documents made or compiled by me at any time, or in my possession, including any and all copies thereof, shall be the property of the Company, and shall be held by me in trust and solely for the benefit of the Company, and shall be delivered to the Company by me upon termination of employment or at any other time upon request by the Company.

5. In this Agreement, the term employment will be taken to mean employment as a regular independent subcontractor, or seasonal or temporary employee or consultant, as well as a full-time or regular part-time employee of the Company.

6. I acknowledge that I am capable of gainful employment without breaching this Agreement. I also represent that, to the best of my knowledge, I have no present obligation to assign to any former employer or any other person, corporation, or firm any developments covered by this Agreement. I also represent that, to the best of my knowledge, there is no legal prohibition including but not limited to an agreement with any former employer that might prevent me from performing my duties of employment with the Company.

    I am aware that the harm to the Company from a breach of my obligations under this Agreement may be difficult to determine and may be wholly or partially irreparable, and therefore I agree that such obligations may be enforced by injunctive relief and other appropriate remedies, as well as by damages. If any bond from the Company is required in connection with such enforcement, I agree that a reasonable value of such bond shall be $500.

7. This Agreement will be binding on and for the benefit of the named parties and any successors or assigns of the business of the Company.

    No term of this Agreement shall be interpreted to limit or replace any other right or remedy of the Company under applicable law relating to the protection of trade secrets or otherwise. If any part of this Agreement is held to be unenforceable to any extent in any context, it will still be enforced to the fullest extent allowed by law in that and other contexts, and the validity and enforceability of the rest of this Agreement shall not be affected.



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Signature of Employee, Consultant                Kevin J. Hafer, President
    or Subcontractor                             Apex PC Solutions, Inc.

Date:
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